CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Uranium Trading Corporation of our report dated August 20, 2018, relating to our audit of the financial statements of Uranium Trading Corporation for the period from inception (June 4, 2018) to June 30, 2018, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Accell Audit & Compliance, P.A.

October 4, 2018